SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or (15) of the Securities Exchange Act of 1934

                       December 10, 1996
                        (Date of Report)

                Commission File Number  33-53596
                     _____________________

                         FC BANC CORP.
     (Exact name of registrant as specified in its charter)

                 Ohio                              34-1718070
      (State or other Juris-                 (IRS Employer
     diction of incorporation               Identification
           or organization)                       Number)

                 Farmers Citizens Bank Building
                            Box 567
                      Bucyrus, Ohio  44820
                         (419) 562-7040

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                     _____________________

             John O'Shea, Interim President and CEO
                         FC Banc Corp.
                 Farmers Citizens Bank Building
                            Box 567
                      Bucyrus, Ohio  44820
                         (419) 562-7040

   (Name, address, including ZIP code, and telephone number,
           including area code, of agent for service)
                     _____________________

ITEM 1.   Changes in Control of Registrant

          Phillip W. Gerber, Interim President and CEO of FC Ban c Corp. and The Farmers Citizens Bank, Bucyrus, Ohio, its wholly owned subsidiary has resigned his positions effective December 7, 1996. Mr. Gerber indicated that his resignation will enable him to pursue other career opportunities.
Mr. Gerber also elected to resign as a member of the Board of Directors of both FC Banc Corp. and The Farmers Citizens Bank, Bucyrus, Ohio.

          It was announced today (December 10, 1996), by Robert D. Hord, chairman of bank's board of directors that G. W. (Bill) Holden, an Atlanta banker with broad experience n commumity banking, has been named the new president and CEO of The Farmers Citizens Bank and FC Banc Corp.

          Mr. Holden replaces Robert L. Morton who retired earlier this year. The Board of Directors has designated John O'Shea, Marion, Ohio, to assume responsibility as interim President and CEO until Mr. Holden formally joins the bank later in the first quarter of 1997.

ITEM 2.    Not Applicable

ITEM 3.    Not Applicable

ITEM 4.    Not Applicable

ITEM 5.    Not Applicable

ITEM 6.    Not Applicable

ITEM 7.    Exhibit

           Exhibit A - Press Release - December 10, 1996

ITEM 8.    Not Applicable

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FC BANC CORP.
                              (Registrant)



December 10, 1996             /s/ John O'Shea
(Date)                        John O'Shea
                              Interim President and CEO

                           EXHIBIT A
                         MEDIA RELEASE

                                        FOR IMMEDIATE RELEASE
                                        FARMERS CITIZENS BANK
                                        CONTACT:  Robert D. Hord
                                                  (419) 562-7040


ATLANTA BANKER NAMED NEW PRESIDENT OF FARMERS CITIZENS BANK

BUCYRUS, Ohio, Dec. 10--G. W. (Bill) Holden, an Atlanta banker with broad experience in community banking, has been named the new president and CEO of the Farmers Citizens Bank and FC Banc Corp., it was announced today by Robert
D. Hord, chairman of the bank's board of directors.

Holden will replace Robert L. Morton who retired.  The Board has designated
John O'Shea, Marion, Ohio to assume responsibility as interim President and CEO until Holden formally joins the bank later in the first quarter of 1997, Hord said.

"The board of directors of Farmers Citizens Bank and the FC Banc Corp. are, after a long search, bring Mr. Holden to the bank because they are firmly committed to keeping the bank independent, " Hord explained.

"The board views the addition of Mr. Holden as an important step forward in the continuous growth and development of our bank. We are determined that Farmers Citizens Bank remain a locally-owned bank and committed to playing an important role in our city and county," he continued.

Holden joins Farmers Citizens Bank from Holden & Associates, a bank consulting firm. He was the Principal in that firm since 1994.

Prior to forming Holden & Associates, he was president and CEO of Vinings Bank
& Trust in Atlanta. He previously held executive positions at Commercial Bank of the South, Columbia, South Carolina; Branch Banking & Trust Company, Winston-Salem, North Carolina; First Georgia Bank, Atlanta, and First National Bank of Atlanta, Atlanta. Holden holds a B.A. in Political Science from Dickinson College, Carlisle, Pennsylvania and a Masters in Business Administration from Emory University, Atlanta, Georgia.

"I have a deep commitment to community banking," Holden said "I believe that locally-owned financial institutions can, and will, continue to compete very effectively in their local markets against huge bank-holding companies because they stay in touch with their customers."

Holden said his wife Barbara is a native of Fostoria, Ohio and he expects to move his family from Atlanta to Bucyrus as soon as the school year is completed. He said they look forward to being back in Northwest Ohio. "Bucyrus is a stable solid community with excellent family values and strong financial institutions." Holden commented. "I look forward to becoming an active citizen as well as an aggressive competitor for your banking business," he added.

Holden has been active in community affairs. He currently is a member of the Board of Governors of Emory University; the Dean's Advisory Council, Goizueta Business School, Emory University; and the Boy Scouts of America, Troop 795.

O'Shea is the owner of Banking $olutions, a Marion consulting company. Previously, he had a 30 year career in banking, retiring as President and CEO of a bank in Marion in 1995. Earlier he served as President and CEO of Ohio Banks in Coshocton, Portsmouth, and Milford.

Farmers Citizens Bank, a subsidiary of FC Banc Corp. is an $83 million dollar bank, founded in 1908. Besides its Main Office on Washington Square, the bank operates branch offices at 233 North Sandusky Street and 1605 Marion Bucyrus Road. Farmers Citizens is a member of the Federal Reserve, Ohio Bankers Association, and the Community Bankers Association of Ohio. Its deposits are ensured by the Federal Deposit Insurance Corporation. Farmers Citizens provides 24 hour banking through its ATM machine at the South and North Branches and through the MAC and PLUS systems.